Exhibit 99.1

MALIBU BOATS, INC. ANNOUNCES FIRST QUARTER FISCAL 2019 RESULTS
Loudon, TN - November 6, 2018 - Malibu Boats, Inc. (Nasdaq: MBUU) today announced its financial results for the first quarter ended September 30, 2018.
Highlights for the First Quarter of Fiscal Year 2019

•	Net sales increased 19.3% to $123.5 million compared to the first quarter of fiscal year 2018.

•	Unit volume increased 15.8% to 1,516 boats compared to the first quarter of fiscal year 2018.

•	Net sales per unit increased 3.0% to $81,453 per unit compared to the first quarter of fiscal year 2018.

•	Gross profit increased 33.1% to $30.5 million compared to the first quarter of fiscal year 2018.

•	Net income increased 87.3% to $12.0 million, or $0.55 per share compared to the first quarter of fiscal year 2018.

•	Adjusted EBITDA increased 29.7% to $22.9 million compared to the first quarter of fiscal year 2018.

•	Adjusted fully distributed net income increased 68.2% to $14.7 million compared to the first quarter of fiscal year 2018.

•
Adjusted fully distributed net income per share increased 59.5% to $0.67 on a fully distributed weighted average share count of 21.8 million shares of Class A Common Stock as compared to the first quarter of fiscal year 2018.

"Fiscal year 2019 started strong, with our first quarter results delivering robust growth and increasing profitability. Demand for our product continues to be record setting. Our new 2019 models have already generated excitement across the board, and dealer inventory levels are attractively positioned,” commented, Jack Springer, Chief Executive Officer of Malibu Boats, Inc. “We also continue to strive to be the most efficient operator in the industry, and our continuous improvement initiatives at Cobalt and Malibu drove further margin expansion in the first quarter. In addition, Malibu is positioned to see minimal impacts from volatility in the global trade environment based on our limited exposure and proactive management.”
“In October, we closed our acquisition of Pursuit Boats. Pursuit brings to Malibu another premium brand in one of the fastest-growing segments in the marine industry. The Malibu and Pursuit teams are working closely together to unlock the incredible potential of this world-class brand, as we believe it will be a meaningful contributor to our growth going forward. Our first quarter results illustrate the strength of our strategy to deliver consistent profitable growth, while leveraging our world-class brands. We remain incredibly optimistic about the marine industry and the broader economy, and believe we are well-positioned to continue to deliver increasing value for our stakeholders," concluded Mr. Springer.

Exhibit 99.1

Results of Operations for the First Quarter of Fiscal Year 2019 (Unaudited)

	Three Months Ended September 30,
	2018	2017
	(In thousands, except unit and per unit data)
Net sales	$123,483	$103,541
Cost of sales	92,982	80,618
Gross profit	30,501	22,923
Operating expenses:
Selling and marketing	3,498	3,589
General and administrative	8,971	7,074
Amortization	1,280	1,308
Operating income	16,752	10,952
Other expense, net:
Other (income) expense, net	(17)	2,597
Interest expense	1,171	2,199
Other expense, net	1,154	4,796
Income before provision for income taxes	15,598	6,156
Provision for (benefit from) income taxes	3,583	(258)
Net income	12,015	6,414
Net income attributable to non-controlling interest	717	529
Net income attributable to Malibu Boats, Inc.	$11,298	$5,885

Unit volumes	1,516	1,309
Net sales per unit	$81,453	$79,099
Comparison of the First Quarter Ended September 30, 2018 to the First Quarter Ended September 30, 2017
Net sales for the three months ended September 30, 2018 increased $19.9 million, or 19.3%, to $123.5 million as compared to the three months ended September 30, 2017. Unit volume for the three months ended September 30, 2018, increased 207 units, or 15.8%, to 1,516 units as compared to the three months ended September 30, 2017.
Net sales attributable to our Malibu U.S. segment increased $8.4 million, or 13.8%, to $69.2 million for the three months ended September 30, 2018, compared to the three months ended September 30, 2017. Unit volumes attributable to our Malibu U.S. segment increased 86 units for the three months ended September 30, 2018, compared to the three months ended September 30, 2017. The increase in net sales and unit volume for Malibu U.S. was driven primarily by strong demand for new models and continued strong demand for our larger Axis A24.
Net sales from our Cobalt segment increased $11.3 million, or 30.7%, to $48.3 million for the three months ended September 30, 2018 compared to the three months ended September 30, 2017. Unit volumes attributable to Cobalt increased 114 units for the three months ended September 30, 2018 compared to the three months ended September 30, 2017. The increase in Cobalt net sales and unit volume was driven primarily by strong demand for our R series models.
Net sales from our Malibu Australia segment increased $0.2 million, or 4%, to $6.0 million for the three months ended September 30, 2018, compared to the three months ended September 30, 2017.
Overall consolidated net sales per unit increased 3.0% to $81,453 for the three months ended September 30, 2018, compared to the three months ended September 30, 2017. Net sales per unit for our Malibu U.S. segment increased 2.3% to $81,161 for the three months ended September 30, 2018, compared to the three months ended

Exhibit 99.1

September 30, 2017, driven by strong demand for optional features and year-over-year price increases. Net sales per unit for our Cobalt segment increased 5.2% to $82,779 for the three months ended September 30, 2018, compared to the three months ended September 30, 2017, driven by a favorable mix of R series models which have a higher average selling price as well as year over year price increases.
Cost of sales for the three months ended September 30, 2018 increased $12.4 million, or 15.3%, to $93.0 million as compared to the three months ended September 30, 2017. The increase in cost of sales was driven primarily by an increase in unit volumes.
Gross profit for the three months ended September 30, 2018 increased $7.6 million, or 33.1%, to $30.5 million compared to the three months ended September 30, 2017. The increase in gross profit was due mainly to higher unit volumes. Gross margin for the three months ended September 30, 2018 increased 260 basis points from 22.1% to 24.7% over the same period in the prior fiscal year due to efficiencies gained in our Cobalt business and an overall increase in unit volumes.
Selling and marketing expenses for the three month period ended September 30, 2018, decreased $0.1 million or 2.5%, compared to the three months ended September 30, 2017. As a percentage of sales, selling and marketing expenses decreased 70 basis points compared to the same period in the prior fiscal year. General and administrative expenses for the three months ended September 30, 2018, increased $1.9 million, or 26.8%, to $9.0 million as compared to the three months ended September 30, 2017, largely due to higher acquisition related expenses attributable to our acquisition of Pursuit, which we completed in October 2018, partially offset by lower development costs associated with our engines vertical integration initiative. As a percentage of sales, general and administrative expenses increased 50 basis points to 7.3% for the three months ended September 30, 2018 compared to the three months ended September 30, 2017. Amortization expense for the three month period ended September 30, 2018, was flat compared to the three months ended September 30, 2017.
Operating income for the first quarter of fiscal year 2019 increased to $16.8 million from $11.0 million in the first quarter of fiscal year 2018. Net income for the first quarter of fiscal year 2019 increased 87.3% to $12.0 million from $6.4 million and net income margin increased to 9.7% from 6.2% in the first quarter of fiscal year 2018. Adjusted EBITDA in the first quarter of fiscal year 2019 increased 29.7% to $22.9 million from $17.7 million, while Adjusted EBITDA margin increased to 18.5% from 17.1% in the first quarter of fiscal year 2018.
Webcast and Conference Call Information
The Company will host a webcast and conference call to discuss first quarter fiscal year 2019 results on Tuesday, November 6, 2018, at 8:30 a.m. Eastern Time. Investors and analysts can participate on the conference call by dialing (855) 433-0928 or (484) 756-4263 and using Conference ID #4288736. Alternatively, interested parties can listen to a live webcast of the conference call by logging on to the Investor Relations section on the Company’s website at http://investors.malibuboats.com. A replay of the webcast will also be archived on the Company’s website for twelve months.
About Malibu Boats, Inc.

Based in Loudon, Tennessee, Malibu Boats, Inc. (MBUU) is a leading designer, manufacturer and marketer of a diverse range of recreational powerboats, including performance sport, sterndrive and outboard boats. Malibu Boats Inc. is the commanding market leader in the performance sport boat category through its Malibu and Axis Wake Research boat brands, the leader in the 20’ - 40’ segment of the sterndrive boat category through its Cobalt brand and in a leading position in the offshore fishing boat market with its Pursuit brand. A pre-eminent innovator in the powerboat industry, Malibu Boats, Inc. designs products that appeal to an expanding range of recreational boaters, fisherman and water sports enthusiasts whose passion for boating is a key component of their active lifestyles.
Forward Looking Statements
This press release includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements can be identified by such words and phrases as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “continue” and similar expressions,

Exhibit 99.1

comparable terminology or the negative thereof, and includes the statements in this press release regarding the expected contribution of Pursuit to our growth, our expectation for the marine industry and economy, and our belief that we are well-positioned to continue to deliver increasing value for our stakeholders.
Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to:the impact of our recent acquisition of the assets of Pursuit; our ability to grow our business through acquisitions or strategic alliances and new partnerships; general industry, economic and business conditions; demand for our products; changes in consumer preferences; competition within our industry; our reliance on our network of independent dealers; our ability to manage our manufacturing levels and our large fixed cost base; the successful introduction of our new products; the success of our engines integration strategy; and other factors affecting us detailed from time to time in our filings with the Securities and Exchange Commission. Many of these risks and uncertainties are outside our control, and there may be other risks and uncertainties which we do not currently anticipate because they relate to events and depend on circumstances that may or may not occur in the future. Although we believe that the expectations reflected in any forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that our expectations will be achieved. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation (and we expressly disclaim any obligation) to update or supplement any forward-looking statements that may become untrue because of subsequent events, whether because of new information, future events, changes in assumptions or otherwise. Comparison of results for current and prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.
Use and Definition of Non-GAAP Financial Measures
This release includes the following financial measures defined as non-GAAP financial measures by the SEC: Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Fully Distributed Net Income and Adjusted Fully Distributed Net Income per Share. These measures have limitations as analytical tools and should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of our liquidity. Our presentation of these non-GAAP financial measures should also not be construed as an inference that our results will be unaffected by unusual or non-recurring items. Our computations of these non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.
We define Adjusted EBITDA as net income before interest expense, income taxes, depreciation, amortization and non-cash, non-recurring or non-operating expenses, including certain professional fees, acquisition and integration related expenses, non-cash compensation expense, expenses related to our engine development initiative and adjustments to our tax receivable agreement liability. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by net sales. Adjusted EBITDA and Adjusted EBITDA Margin are not measures of net income as determined by GAAP. Management believes Adjusted EBITDA and Adjusted EBITDA Margin allow investors to evaluate our operating performance and compare our results of operations from period to period on a consistent basis by excluding items that management does not believe are indicative of core operating performance. Management uses Adjusted EBITDA to assist in highlighting trends in our operating results without regard to our financing methods, capital structures, and non-recurring or non-operating expenses. We exclude the items listed above from net income in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures, the methods by which assets were acquired and other factors.
Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historical costs of depreciable assets.
We define Adjusted Fully Distributed Net Income as net income attributable to Malibu Boats, Inc. (i) excluding income tax expense, (ii) excluding the effect of non-recurring or non-cash items, (iii) assuming the exchange of all LLC units into shares of Class A Common Stock, which results in the elimination of non-controlling interest in Malibu Boats Holdings, LLC (the "LLC"), and (iv) reflecting an adjustment for income tax expense on fully distributed net income before income taxes at our estimated effective income tax rate. Adjusted Fully Distributed

Exhibit 99.1

Net Income is a non-GAAP financial measure because it represents net income attributable to Malibu Boats, Inc., before non-recurring or non-cash items and the effects of non-controlling interests in the LLC. We use Adjusted Fully Distributed Net Income to facilitate a comparison of our operating performance on a consistent basis from period to period that, when viewed in combination with our results prepared in accordance with GAAP, provides a more complete understanding of factors and trends affecting our business than GAAP measures alone. We believe Adjusted Fully Distributed Net Income assists our board of directors, management and investors in comparing our net income on a consistent basis from period to period because it removes non-cash or non-recurring items, and eliminates the variability of non-controlling interest as a result of member owner exchanges of LLC units into shares of Class A Common Stock. In addition, because Adjusted Fully Distributed Net Income is susceptible to varying calculations, the Adjusted Fully Distributed Net Income measures, as presented in this release, may differ from and may, therefore, not be comparable to similarly titled measures used by other companies.
A reconciliation of our net income as determined in accordance with GAAP to Adjusted EBITDA and Adjusted EBITDA Margin, and of our net income attributable to Malibu Boats, Inc. to Adjusted Fully Distributed Net Income is provided under "Reconciliation of Non-GAAP Financial Measures".

Investor Contacts

Malibu Boats, Inc.
Wayne Wilson
Chief Financial Officer
(865) 458-5478

Zac Lemons
Investor Relations
(865) 458-5478
InvestorRelations@MalibuBoats.com

Exhibit 99.1

MALIBU BOATS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive Income (Unaudited)
(In thousands, except share and per share data)

	Three Months Ended September 30,
	2018	2017
Net sales	$123,483	$103,541
Cost of sales	92,982	80,618
Gross profit	30,501	22,923
Operating expenses:
Selling and marketing	3,498	3,589
General and administrative	8,971	7,074
Amortization	1,280	1,308
Operating income	16,752	10,952
Other expense, net:
Other (income) expense, net	(17)	2,597
Interest expense	1,171	2,199
Other expense, net	1,154	4,796
Income before provision for income taxes	15,598	6,156
Provision for (benefit from) income taxes	3,583	(258)
Net income	12,015	6,414
Net income attributable to non-controlling interest	717	529
Net income attributable to Malibu Boats, Inc.	$11,298	$5,885

Comprehensive income:
Net income	$12,015	$6,414
Other comprehensive (loss) income, net of tax:
Change in cumulative translation adjustment	(404)	300
Other comprehensive (loss) income, net of tax	(404)	300
Comprehensive income, net of tax	11,611	6,714
Less: comprehensive income attributable to non-controlling interest, net of tax	693	554
Comprehensive income attributable to Malibu Boats, Inc., net of tax	$10,918	$6,160

Weighted average shares outstanding used in computing net income per share:
Basic	20,640,418	19,178,756
Diluted	20,750,353	19,303,794
Net income available to Class A Common Stock per share:
Basic	$0.55	$0.31
Diluted	$0.54	$0.31

Exhibit 99.1

MALIBU BOATS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except share data)

	September 30, 2018	June 30, 2018
Assets
Current assets
Cash	$72,169	$61,623
Trade receivables, net	22,704	24,625
Inventories, net	52,784	44,268
Prepaid expenses and other current assets	3,718	3,298
Income tax receivable	209	100
Total current assets	151,584	133,914
Property, plant and equipment, net	41,527	40,845
Goodwill	32,061	32,230
Other intangible assets, net	92,888	94,221
Deferred tax asset	66,164	64,105
Other assets	443	453
Total assets	$384,667	$365,768
Liabilities
Current liabilities
Accounts payable	$28,574	$24,349
Accrued expenses	34,059	35,685
Income taxes and tax distribution payable	2,563	1,420
Payable pursuant to tax receivable agreement, current portion	3,932	3,932
Total current liabilities	69,128	65,386
Deferred tax liabilities	299	341
Other long-term liabilities	599	569
Payable pursuant to tax receivable agreement, less current portion	53,667	51,114
Long-term debt	108,581	108,487
Total liabilities	232,274	225,897
Stockholders' Equity
Class A Common Stock, par value $0.01 per share, 100,000,000 shares authorized; 20,776,651 shares issued and outstanding as of September 30, 2018; 20,555,348 issued and outstanding as of June 30, 2018	206	204
Class B Common Stock, par value $0.01 per share, 25,000,000 shares authorized; 16 shares issued and outstanding as of September 30, 2018; 17 shares issued and outstanding as of June 30, 2018	—	—
Preferred Stock, par value $0.01 per share; 25,000,000 shares authorized; no shares issued and outstanding as of September 30, 2018 and June 30, 2018	—	—
Additional paid in capital	110,685	108,360
Accumulated other comprehensive loss	(2,388)	(1,984)
Accumulated earnings	39,087	27,789
Total stockholders' equity attributable to Malibu Boats, Inc.	147,590	134,369
Non-controlling interest	4,803	5,502
Total stockholders’ equity	152,393	139,871
Total liabilities and stockholders' equity	$384,667	$365,768

Exhibit 99.1

MALIBU BOATS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures

Reconciliation of Net Income to Non-GAAP Adjusted EBITDA and Adjusted EBITDA Margin (Unaudited):
The following table sets forth a reconciliation of net income as determined in accordance with GAAP to Adjusted EBITDA and Adjusted EBITDA Margin for the periods indicated (dollars in thousands):

	Three Months Ended September 30,
	2018	2017
Net income	$12,015	$6,414
Provision for (benefit from) income taxes [1]	3,583	(258)
Interest expense	1,171	2,199
Depreciation	1,863	1,730
Amortization	1,280	1,308
Professional fees [2]	—	26
Acquisition and integration related expenses [3]	1,357	1,815
Stock-based compensation expense [4]	476	362
Engine development [5]	1,152	1,447
Adjustments to tax receivable agreement liability [6]	—	2,615
Adjusted EBITDA	$22,897	$17,658
Adjusted EBITDA margin	18.5%	17.1%

(1)
Provision for income taxes for the three months ended September 30, 2018 reflects the impact of the Tax Act adopted in December 2017, which among other items, lowered the U.S. corporate income tax rate from 35% to 21%, effective January 1, 2018.

(2)	For the three months ended September 30, 2017, represents legal and advisory fees related to our litigation with MasterCraft Boat Company, LLC ("MasterCraft") which was settled in May 2017.
(3)
For the three months ended September 30, 2018, represents legal and advisory fees incurred in connection with our acquisition of Pursuit on October 15, 2018. For the three months ended September 30, 2017 represents legal and advisory fees as well as integration costs incurred in connection with our acquisition of Cobalt Boats, LLC ("Cobalt") on July 6, 2017. Integration related expenses for the three months ended September 30, 2017 include post-acquisition adjustments to cost of goods sold of $1.5 million for the fair value step up of inventory acquired, most of which was sold during the first quarter of fiscal 2018.

(4)
Represents equity-based incentives awarded to key employees under the Malibu Boats, Inc. Long-Term Incentive Plan and profit interests issued under the previously existing limited liability company agreement of the LLC.

(5)	Represents costs incurred in connection with our vertical integration of engines including product development costs and supplier transition performance incentives.
(6)
For the three months ended September 30, 2017, represents an increase in the estimated tax receivable agreement liability attributable to an expansion of state jurisdictions related to our acquisition of Cobalt in July 2017. This expansion resulted in an increase in the estimated tax rate used in computing our future tax obligations and, in turn, increased the future tax benefit we expect to realize related to increased tax basis from previous sales and exchanges of LLC Units by pre-IPO owners.

Exhibit 99.1

Reconciliation of Non-GAAP Adjusted Fully Distributed Net Income (Unaudited):
The following table shows the reconciliation of the numerator and denominator for net income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock for the periods presented (in thousands except share and per share data):

	Three Months Ended September 30,
	2018	2017
Reconciliation of numerator for net income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock:
Net income attributable to Malibu Boats, Inc.	$11,298	$5,885
Provision for (benefit from) income taxes [1]	3,583	(258)
Professional fees [2]	—	26
Acquisition and integration related expenses [3]	2,110	2,506
Fair market value adjustment for interest rate swap [4]	3	(31)
Stock-based compensation expense [5]	476	362
Engine development [6]	1,152	1,447
Adjustments to tax receivable agreement liability [7]	—	2,615
Net income attributable to non-controlling interest [8]	717	529
Fully distributed net income before income taxes	19,339	13,081
Income tax expense on fully distributed income before income taxes [9]	4,661	4,356
Adjusted fully distributed net income	$14,678	$8,725

	Three Months Ended September 30,
	2018	2017
Reconciliation of denominator for net income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock:
Weighted average shares outstanding of Class A Common Stock used for basic net income per share: [10]	20,640,418	19,202,764
Adjustments to weighted average shares of Class A Common Stock:
Weighted-average LLC units held by non-controlling unit holders [11]	1,007,802	1,253,106
Weighted-average unvested restricted stock awards issued to management [12]	131,604	129,952
Adjusted weighted average shares of Class A Common Stock outstanding used in computing Adjusted Fully Distributed Net Income per Share of Class A Common Stock:	21,779,824	20,585,822

Exhibit 99.1

The following table shows the reconciliation of net income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock for the periods presented:

	Three Months Ended September 30,
	2018	2017
Net income available to Class A Common Stock per share	$0.55	$0.31
Impact of adjustments:
Provision for (benefit from) income taxes [1]	0.17	(0.01)
Professional fees [2]	—	—
Acquisition and integration related expenses [3]	0.10	0.13
Fair market value adjustment for interest rate swap [4]	—	—
Stock-based compensation expense [5]	0.02	0.02
Engine development [6]	0.06	0.08
Adjustment to tax receivable agreement liability [7]	—	0.14
Net income attributable to non-controlling interest [8]	0.03	0.03
Fully distributed net income per share before income taxes	0.93	0.70
Impact of income tax expense on fully distributed income before income taxes [9]	(0.23)	(0.23)
Impact of increased share count [13]	(0.03)	(0.05)
Adjusted Fully Distributed Net Income per Share of Class A Common Stock	$0.67	$0.42

Exhibit 99.1

(1)
Provision for income taxes for the three months ended September 30, 2018 reflects the impact of the Tax Act adopted in December 2017, which among other items, lowered the U.S. corporate income tax rate from 35% to 21%, effective January 1, 2018.

(2)	For the three months ended September 30, 2017, represents legal and advisory fees related to our litigation with MasterCraft which was settled in May 2017.
(3)
For the three months ended September 30, 2018, represents legal and advisory fees incurred in connection with our acquisition of Pursuit on October 15, 2018. For the three months ended September 30, 2017 represents legal and advisory fees as well as integration costs incurred in connection with our acquisition of Cobalt on July 6, 2017. Integration related expenses for the three months ended September 30, 2017 include post-acquisition adjustments to cost of goods sold of $1.5 million for the fair value step up of inventory acquired, most of which was sold during the first quarter of fiscal 2018. In addition, integration related expenses includes $0.7 million in depreciation and amortization associated with our fair value step up of property, plant and equipment and intangibles acquired in connection with the acquisition of Cobalt.

(4)	Represents the change in the fair value of our interest rate swap entered into on July 1, 2015.
(5)
Represents equity-based incentives awarded to certain of our employees under the Malibu Boats, Inc. Long-Term Incentive Plan and profit interests issued under the previously existing limited liability company agreement of the LLC.

(6)	Represents costs incurred in connection with our vertical integration of engines including product development costs and supplier transition performance incentives.
(7)
For the three months ended September 30, 2017, represents an increase in the estimated tax receivable agreement liability attributable to an expansion of state jurisdictions related to our acquisition of Cobalt in July 2017. This expansion resulted in an increase in the estimated tax rate used in computing our future tax obligations and, in turn, increased the future tax benefit we expect to realize related to increased tax basis from previous sales and exchanges of LLC Units by pre-IPO owners.

(8)	Reflects the elimination of the non-controlling interest in the LLC as if all LLC members had fully exchanged their LLC Units for shares of Class A Common Stock.
(9)
Reflects income tax expense at an estimated normalized annual effective income tax rate of 24.1% and 33.3% of income before income taxes for the three months ended September 30, 2018 and 2017, respectively, assuming the conversion of all LLC Units into shares of Class A Common Stock. The estimated normalized annual effective income tax rate is based on the federal statutory rate plus a blended state rate adjusted for deductions under Section 199 of the Internal Revenue Code of 1986, as amended, state taxes attributable to the LLC, and foreign income taxes attributable to our Australian based subsidiary. The decrease in the normalized annual effective income tax rate to 24.1% for the three months ended September 30, 2018, is primarily the result of the Tax Act which was effective for periods after January 1, 2018, lowering the corporate tax rate to 21%, as well as an updated blended state rate, which considers the impacts of the Cobalt acquisition and a recent law change in Tennessee.

(10)
The difference in weighted average shares outstanding for the three months ended September 30, 2017 relates to the difference in the weighting of shares outstanding of Class A common stock during this period for the calculation of basic net income per share for our financial statements and basic net income per share for adjusted fully distributed net income.

(11)	Represents the weighted average shares outstanding of LLC Units held by non-controlling interests assuming they were exchanged into Class A Common Stock on a one-for-one basis.
(12)
Represents the weighted average unvested restricted stock awards included in outstanding shares during the applicable period that were convertible into Class A Common Stock and granted to members of management.

(13)
Reflects impact of increased share counts assuming the exchange of all weighted average shares outstanding of LLC Units into shares of Class A Common Stock and the conversion of all weighted average unvested restricted stock awards included in outstanding shares granted to members of management.